EXHIBIT 99.1

POPEYES LOUISIANA KITCHEN, INC. ANNOUNCES CFO DEPARTURE IN MAY

ATLANTA – Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today announced that H. Melville Hope, III, the company’s senior vice president and chief financial officer, will leave the company effective May 23, 2014, to pursue other opportunities. The company has commenced a search for Mr. Hope’s successor, reviewing both internal and external candidates. Mr. Hope will assist in the transition of duties to an interim CFO and will remain a consultant to the company through the summer.

“On behalf of everyone at Popeyes, I want to thank Mel for his many contributions over the last 11 years. Mel has played an important leadership role in the transformation of the company’s performance. He has built a capable finance organization and has orchestrated transactions that have created significant value for our shareholders,” said Cheryl Bachelder, Popeyes Chief Executive Officer. “Mel is leaving the company in a good position for the future; we wish him well.”

“Working with the Popeyes leadership team and franchise owners over the past 11 years has been an exciting and rewarding experience and I wish them the best,” said Mr. Hope. “I’m proud of all that we have accomplished together and am now looking forward to the next chapter of my career.”

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of December 29, 2013, Popeyes had 2,225 operating restaurants in the United States, three territories, and 28 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

Forward-Looking Statements

Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

PLKI Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations,

(404) 459-4673 or investor.relations@popeyes.com

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

(212) 221-1616 ext. 111 or jennifer_webb@coltrin.com